EXHIBIT 99.1

Transactions in the Class A Common Stock of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale
Purchase	100	6.36	November 27, 2024
Purchase	200	5.8717	December 3, 2024
Purchase	200	5.50	December 4, 2024
Purchase	500	5.25	December 5, 2024
Purchase	200	7.255	December 11, 2024
Purchase	300	7.1767	December 16, 2024
Purchase	200	6.4066	December 17, 2024
Purchase	400	5.4837	December 20, 2024
Purchase	300	5.2099	December 31, 2024

Transactions in the Class B Common Stock of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Receipt as Stock Dividend from Issuer	4,234,561	N/A	December 16, 2024

Transactions in Series C Convertible Preferred Stock of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale
Purchase	95	95,000	November 13, 2024
Purchase	735	735,000	November 15, 2024
Purchase	400	400,000	November 19, 2024
Purchase	50	50,000	November 21, 2024
Purchase	570	570,000	December 4, 2024
Purchase	50	50,000	December 10, 2024
Purchase	500	500,000	December 12, 2024
Purchase	1,900	1,900,000	December 20, 2024

Transactions in Series C Warrants of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale
Purchase	802	N/A	November 13, 2024
Purchase	6,208	N/A	November 15, 2024
Purchase	3,379	N/A	November 19, 2024
Purchase	422	N/A	November 21, 2024
Purchase	4,815	N/A	December 4, 2024
Purchase	422	N/A	December 10, 2024
Purchase	4,223	N/A	December 12, 2024
Purchase	16,049	N/A	December 20, 2024